UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 25, 2013, the Audit Committee of the Board of Directors of Sentio Healthcare Properties, Inc. (“Company”) concluded that the previously filed financial statements for the year ended December 31, 2011 and the related report of the Company’s independent registered public accounting firm contained in the Company’s annual report on Form 10-K for the year ended December 31, 2011 should no longer be relied on because of the errors described below. This decision was made after consultation with the Company’s independent registered certified public accounting firm.

As previously disclosed in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012, the Company determined that it should have been accounting for certain investments in joint ventures on the equity method rather than by consolidating these investments. The Company reviewed the impact of these errors (“consolidation errors”) on the prior period financial statements and determined that these errors were not material to the financial statements. The Company’s condensed consolidated financial statements in the quarterly reports on Form 10-Q filed by the Company for the periods ended June 30, 2012 and September 30, 2012 were corrected for the immaterial consolidation errors, and the effects of these corrections were disclosed in the footnotes to those financial statements. In preparing the December 31, 2011 corrected financial statements to correct the consolidation errors, an inconsistency in one element of cash flow from operations was noted. Further review and analysis by management determined that an element of cash flow related to the deconsolidated investments had been incorrectly included in cash flow from operations in 2011, resulting in a material change in cash flow from operations for the fourth quarter of 2011 and for the year ended December 31, 2011. The total operating cash flow errors for the year ended December 31, 2011 resulted in an overstatement of 2011 operating cash flows by $2.3 million, of which $0.8 million related to the consolidation errors and $1.5 million of which related to the fourth quarter 2011 cash flow calculation error with respect to the deconsolidated joint ventures. The Audit Committee met on March 25, 2013 and concluded that the audited consolidated financial statements for the year ended December 31, 2011 should be restated to correct the consolidation errors and operating cash flow errors described above.

Because the Company's financial statements for the year ended December 31, 2012 will soon be available, the Company has determined that the most clear presentation would be to include the restated financial statements in its annual report on Form 10-K for the year ended December 31, 2012 rather than amend the 2011 Form 10-K. Therefore, the required restatements and revisions to the presentation of comparable periods will be included in the 2012 Form 10-K, which the Company expects to be timely filed on or prior to April 1, 2013.

The Audit Committee’s conclusion was made in consultation with the Company's independent registered public accounting firm, KPMG LLP (“KPMG”) and the Company’s former independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The Company’s management and the Audit Committee have discussed with KPMG and Deloitte the matters disclosed in this filing.

In connection with the restatements described above, the Company’s management reassessed its evaluation of the effectiveness of the Company’s disclosure controls and procedures for the period ended December 31, 2011 to determine whether, as a result of the errors described above, management's previous conclusions regarding the effectiveness of the Company's disclosure controls and procedures as of December 31, 2011 needs to be modified. The Company has determined that a material weakness in internal controls existed at December 31, 2011 and will describe actions taken by management to remediate the material weakness in the 2012 report on Form 10-K.

Forward-Looking Statements

Except for historical information, the matters discussed herein are "forward-looking statements" within the meaning of the federal securities laws and regulations. Forward-looking statements include statements regarding the Company's intent to restate its prior financial statements, the financial statements to be restated, the expected adjustments of the restated financials, and the expected timing of filing the restated financial reports. There can be no assurance that the Company's management, Audit Committee or independent registered public accounting firm will not identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues will not require additional adjustments to the Company's prior financial results. All of these statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated here. These risks and uncertainties include, but are not limited to, the risk that additional information may arise from the oversight of the audit committee, the risk that the process of preparing and auditing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of the financial reports and the risk of litigation or governmental investigations or proceedings relating to such matters. Other risks are described more fully in the Company's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this current report. The Company does not undertake to revise these statements to reflect subsequent developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: March 26, 2013	By:	/s/ Sharon C. Kaiser
Sharon Kaiser
Chief Financial Officer